Exhibit 23.1


                Independent Certified Public Accountants' Consent


The Board of Directors
Paracelsian, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                                 KPMG LLP




Raleigh, North Carolina
June 4, 1999